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                                                                 EXHIBIT 10.10.4

                               FOURTH AMENDMENT TO
                               -------------------

                              EMPLOYMENT AGREEMENT
                              --------------------

      This Fourth Amendment to Employment Agreement (the "Fourth Amendment") is made and entered into as of January 1, 2000, by and between KENNEDY-WILSON, INC., a Delaware corporation with its principal office located in Beverly Hills, California (the "Company"), and Lewis A. Halpert, an individual ("Employee").

                                    RECITALS
                                    --------

      WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 1, 1996, (the "Agreement"), and amended January 1, 1997, January 1, 1998, and January 1, 1999, providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

      WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term of Employment, Salary, Stock Options, Car Allowance and to add change in control stipulation.

                             AMENDMENT TO AGREEMENT
                             ----------------------

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of January 1, 2000 as follows:

      1. The term of this Agreement is extended to December 31, 2002. Therefore, Section 1 (a) of the Agreement is amended such that the termination date of "December 31, 1999" is deleted and the termination date of " December 31, 2002" is inserted in lieu thereof.

      2. Section 1(b) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  1(b) Employee shall be paid a base salary at the rate of
            $25,000.00 monthly ($300,000.00 annualized) for the period of January 1, 2000 to December 31, 2002, payable on such basis is the normal payment pattern of the company, not to be less frequently than monthly, subject to such deductions and withholdings as Company may from time to time be required to make pursuant to applicable law, governmental regulation or order.


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      3.    Section 1 (k) is added:

                  1 (k) Car Allowance. Employee shall be paid a car allowance of
                        --------------
            $1,000.00 per month.

      4.    Section 1 (l) is added:

                  1 (l) Change in Control. In the event the Employment Agreement
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            is terminated due to change in control, the Employee shall, in consideration of his execution of a General Release, be entitled to payment from the Company equal to two (2) times the Employee's annual compensation. The annual compensation would be the arithmetic average of the most recent three (3) year period and would include salary and bonus as reported in the Proxy Statement, (the Severance Payment). Such severance payment shall be paid to employee following his execution and delivery to Company of a General Release.

            "Change in control" shall mean the first to occur of any of the following events:

                  (a) Any "person" (as that term is used Section 13 and 14 (d)
            (2) of the Securities Exchange Act of 1934 ("Exchange Act") becomes the beneficial owner (as that term is used in Section 13 (d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;

                  (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Amendment, individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a),
            (c), (d) or (e) of this section) whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (c) The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger;


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                  (d) The shareholders of the Company approve any plan or
            proposal for the liquidation or dissolution of the Company; or

                  (e) The shareholders of the Company approve the sale or
            transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code Section 1563) in which the Company is a member.

      5.    Section 1 (m) is added:

                  1 (m) Stock Options.
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                        (i) Company shall grant to Employee under KWI's 1992
            Incentive and Nonstatutory Stock Option Plan non-transferable incentive and nonstatutory options to purchase an aggregate of 30,000 shares of common stock at an exercise price equal to the price of the common stock on June 8, 2000, the date said Stock Options were approved by the Compensation and Stock Option Committee of the Board of Directors, on such terms and conditions as are set forth in the Stock Option Agreement between KWI and the Employee. The options shall vest in accordance with the following schedule:

                  10,000 shares on First Anniversary of the option grant. 10,000 shares on Second Anniversary of the option grant. 10,000 shares on Third Anniversary of the option grant.

                        (ii) Company shall grant to Employee under KWI's 1992
            Incentive and Nonstatutory Stock Option Plan non-transferable incentive and nonstatutory options to purchase additional shares of common stock at an exercise price equal to the price of the common stock on the date named above in 1 (m) (i), June 8, 2000, on such terms and conditions as are set forth in the Stock Option Agreement between KWI and the Employee and according to the following schedule:

                  12,000 shares upon achievement, in the year 2000, of combined
            Residential Investments and Note Division N0I* of $9MM.

                  12,000 shares upon achievement, in the year 2000, of combined
            Residential Investments and Note Division NOI* of $10MM.

                  12,000 shares upon achievement, in the year 2000, of combined
            Residential Investments and Note Division NOI* of $11MM.


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                  12,000 shares upon achievement, in the year 2000, of combined
            Residential Investments and Note Division NOI* of $12MM.

                  12,000 shares upon achievement, in the year 2000, of combined
            Residential Investments and Note Division NOI* of $13MM.

            *NOTE: Net Operating Income (NOI) for purpose of this Fourth Amendment and corresponding new Section 1 m (ii) of Employee's Employment Agreement, shall mean the gross revenue realized during the applicable fiscal year, excluding revenues from the sale of Santiago, less costs and expenses properly charged to the Residential Investment and Note Division gross revenues incurred during the applicable fiscal year according to generally acceptable accounting principles as determined in the commercially reasonable judgment of Company's Chief Financial Officer.

            The options shall vest in accordance with the following schedule:

                  One Third (1/3) of earned shares will vest on the First
            Anniversary of the date the Company's audited financials for 2000 are signed by the Company's Independent Accounting Firm.

                  One Third (1/3) of earned shares will vest on the Second
            Anniversary of the date the Company's audited financials for 2000 are signed by the Company's Independent Accounting Firm.

                  One Third (1/3) of earned shares will vest on the Third
            Anniversary of the date the Company's audited financials for 2000 are signed by the Company's Independent Accounting Firm.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

      IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment as of the date first above written.

"COMPANY"                                       "EMPLOYEE"
Kennedy-Wilson Inc.
a Delaware corporation


By: /s/ William J. McMorrow                     /s/ Lewis A. Halpert
    -----------------------                     --------------------
    William J. McMorrow                         Lewis A. Halpert
    Its Chief Executive Officer


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